EXHIBIT 99.1

News Release

January 26, 2015

Ashland Inc. reports preliminary financial results for first quarter of fiscal 2015
•	Earnings from continuing operations total $0.57 per diluted share
•	Adjusted earnings from continuing operations grow 30 percent, to $1.46 per diluted share
•	Adjusted EBITDA rose 11 percent, to $262 million
•	Annualized cost savings from global restructuring reach approximately $175 million run rate

COVINGTON, Ky. – Ashland Inc. (NYSE: ASH), a global leader in specialty chemical solutions for consumer and industrial markets, today announced preliminary(1) financial results for the fiscal first quarter ended December 31, 2014.

Quarterly Highlights

(in millions except per-share amounts)	Quarter Ended Dec. 31
	2014	2013
Operating income	$169	$143
Key items*	8	--
Adjusted operating income*	$177	$143

Adjusted EBITDA*	$262	$236

Diluted earnings per share (EPS)
From net income	$0.46	$1.40

From continuing operations	$0.57	$1.12
Key items*	0.89	--
Adjusted EPS from continuing operations*	$1.46	$1.12

Cash flows provided by operating activities from continuing operations	$50	$18
Free cash flow*	7	(27)

*See Tables 5, 6 and 7 for Ashland definitions and U.S. GAAP reconciliations.

Ashland reported earnings from continuing operations of $40 million, or $0.57 per diluted share, on sales of nearly $1.4 billion. These results included three key items that together reduced income from continuing operations by approximately $62 million, net of tax, or $0.89 per diluted share. The largest of these three items was an after-tax charge of $57 million, or $0.82 per share, for a loss on the sale of Ashland’s elastomers division, which was sold during the quarter. Excluding the three key items, Ashland’s adjusted income from continuing operations was $102 million, or $1.46 per diluted share. (Please refer to Table 5 of the accompanying financial statements for details of key items.)

For the year-ago quarter, Ashland reported income from continuing operations of $88 million, or $1.12 per diluted share, on sales of more than $1.4 billion. There were no key items in the year-ago quarter.

For the remainder of this news release, financial results have been adjusted to exclude the effect of key items in the current quarter. On this basis, Ashland’s results as compared to the year-ago quarter were as follows:
•	Sales fell 3 percent, largely as a result of foreign exchange rates and divestitures;
•	Operating income grew 24 percent to $177 million;
•	Earnings before interest, taxes, depreciation and amortization (EBITDA) increased 11 percent to $262 million; and
•	EBITDA as a percent of sales increased 230 basis points to 18.8 percent.

“In the first quarter of fiscal 2015, the Ashland team delivered strong results by executing the company's well-defined strategy with discipline,” said William A. Wulfsohn, Ashland’s new chairman and chief executive officer. “The strongest growth in the quarter came from many of Ashland’s higher-margin products, which are delivering innovative solutions to help our customers grow their businesses. In addition, cost reduction and mix management efforts helped drive signiﬁcantly higher EBITDA earnings and margins versus the same period last year. Ashland Specialty Ingredients reported continued growth of its unique and differentiated  personal care and adhesives product lines, with currency-adjusted sales rising 10 percent and 5 percent, respectively. Ashland Performance Materials succeeded in upgrading mix as sales of the unique DerakaneTM vinyl ester resin helped composites sales grow 8 percent after adjusting for currency. At Valvoline, continued growth in premium-brand sales, Valvoline Instant Oil ChangeSM store expansion and lower raw-material costs helped drive record profits for the first quarter. At the same time, we are beginning to see significant improvements in Ashland’s cost structure as the global restructuring led to a roughly $19 million reduction in selling, general and administrative (SG&A) expenses versus a year ago.”

He added: “The Ashland team continued to critically assess its portfolio of assets and take action, as demonstrated by the divestiture of the elastomers division in early December. This sale, which enhanced Ashland’s cash position, was consistent with the company’s strategy of divesting lower-margin, non-core assets so that we can focus on higher-growth, higher-margin segments. Equally important, Ashland continued to return cash to shareholders through the existing stock repurchase program. I fully support the company's current strategy and firmly believe it will continue to create long-term shareholder value.”

Business Segment Performance
To aid understanding of Ashland’s ongoing business performance, the results of Ashland’s business segments are described below on an adjusted basis and EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 7 of this news release.

Within Specialty Ingredients, improved product mix and strong cost discipline drove higher earnings and margins, despite the negative sales impact from foreign currency and softness in European construction and North American energy markets. EBITDA rose 7 percent, to $119 million, while EBITDA margin increased 210 basis points, to 21.2 percent. Savings from the global restructuring program contributed to a 5 percent decline in SG&A expenses. Overall sales declined 3 percent, to $561 million, largely due to currency headwinds and the company’s previously announced decision to exit the powder guar business. Within consumer, Ashland’s personal-care sales grew a currency-adjusted 10 percent amid improved demand for Ashland’s innovative oral, skin and hair care applications that uniquely benefit our customers. In addition, pharmaceutical excipients reported another quarter of solid growth. On the industrial side, sales fell 6 percent due to weakness in the European construction market and reduced demand for products sold into the U.S. energy market as a result of falling crude oil prices. However, adhesives posted another good quarter, with sales increasing 5 percent from prior year. In addition, we continue to see strong demand within the coatings market, although capacity constraints within our hydroxyethylcellulose (HEC) production facilities have limited our growth. To help meet that growing demand, Ashland recently completed the first phase of an expansion of HEC capacity in Nanjing, China, with new volume to be available beginning later this quarter.

Good composites volumes and lower input costs contributed to a strong quarter for Performance Materials, with EBITDA growing 27 percent, to $42 million, and EBITDA margin gaining 340 basis points, to 12.4 percent. Excluding the elastomers division, which was sold to Lion Copolymer Holdings LLC during the quarter, volumes grew 3 percent, driven by strong composites results across all regions. Sales declined 7 percent, to $338 million, as a result of the elastomers divestiture, currency and lower butanediol pricing within intermediates and solvents (I&S). Adjusting for these factors, sales grew 3 percent. We continued to see good composites growth in both North America and Asia. While mining and building and construction markets remain sluggish on a global basis, we continue to experience good growth in the automotive, heavy truck, and recreational marine markets in North America.  In China, demand is growing for pollution control systems such as Ashland’s unique Derakane vinyl ester resin, as the Chinese government moves to address emissions from coal-fired power plants. Separately, I&S sales declined 14 percent from prior year on lower volumes, softer butanediol pricing and currency headwinds.

Valvoline continued its strong performance as improved mix and lower raw-material costs led to improved profitability and margins for the first quarter. EBITDA rose 11 percent, to $92 million, and EBITDA as a percent of sales was 18.7 percent, an increase of 160 basis points versus the prior year. Overall sales rose 1 percent, to $492 million, despite lower international sales resulting from distributor destocking and general softness in the heavy-duty market. Valvoline’s performance was driven by continued strength across the Do-It-For-Me (DIFM) channel and Valvoline Instant Oil Change, as well as a number of successful promotions in the Do-It-Yourself (DIY) channel. Within the DIFM channel, Valvoline’s non-captive installer line of business posted the second consecutive quarter of mid-single-digit percentage sales growth over the prior year. Valvoline Instant Oil Change logged nearly 5 percent growth in same-store sales at company-owned sites. The quick-lube brand also added 29 stores across the network over the past year, contributing to a 7 percent overall increase in oil changes compared to a year ago. Volume within Valvoline’s international channel declined 3 percent and sales fell 8 percent from the prior year. Adjusting for currency, international sales were down 2 percent. Overall mix continued to improve, with premium-branded lubricant sales volume increasing to 38.4 percent, a 260-basis-point increase from prior year.

Ashland’s adjusted effective tax rate for the December 2014 quarter was 25 percent, or 100 basis points higher than the top end of our previous guidance due to changes in geographic income mix. Ashland’s businesses reported stronger results in higher tax-rate regions, primarily the United States. We expect this trend to continue for the balance of the fiscal year. As a result, Ashland now expects its effective tax rate for fiscal 2015 to be in the range of 24-26 percent.

Progress on Global Restructuring and Share Repurchase Programs
Ashland’s global restructuring program, which is targeting $200 million in cost savings as part of a broad-based plan to improve the company’s competitive position, is on track to be largely complete by the end of the second quarter of fiscal 2015. At the end of December, Ashland had achieved approximately $175 million in annualized run-rate savings.

The company repurchased $127 million of Ashland stock during the first quarter, completing the previously announced 10b5-1 share repurchase program launched last August. In total, Ashland has invested nearly $1.1 billion in stock repurchases over the past nine months. The company has approximately $270 million remaining under its current $1.35 billion share repurchase authorization. Ashland plans to use that remaining authorization to initiate a $270 million accelerated stock repurchase (ASR) program as soon as practicable.

Looking Ahead
Wulfsohn, who formally joined Ashland in early January, said he is impressed with what he has seen in the organization in his first month.

“Since joining the team in January, I have had an intensive and productive on-boarding. I have had the opportunity to comprehensively review the company’s strategy and business plans. Ashland has a strong team which is executing its plans with discipline. Going forward, the businesses will remain focused on driving value-added innovation to help our customers succeed. That, combined with our focus on improving sales mix and reducing costs, should help drive revenue and margin growth. In addition, we will continue to actively manage our asset portfolio and balance sheet in order to best position the company for value creation. The planned ASR is consistent with that approach, as we believe Ashland’s stock remains undervalued and the repurchase represents the best use of cash at this time. Prior to the completion of the existing ASR, we will actively evaluate opportunities to generate new value for our shareholders. At this time, we believe the best current option is through further share repurchases,” he said.

“Our aim remains the same: to position Ashland as the top specialty chemical company in the world. The team's performance in the first quarter moved us closer to our goal,” Wulfsohn said.

Conference Call Webcast
Ashland will host a live webcast of its first-quarter conference call with securities analysts at 10 a.m. EST Tuesday, January 27, 2015. The webcast and supporting materials will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures
This news release includes certain non-GAAP (Generally Accepted Accounting Principles) measures. Such measurements are not prepared in accordance with GAAP and should not be construed as an alternative to reported results determined in accordance with GAAP. Management believes the use of such non-GAAP measures assists investors in understanding the ongoing operating performance of the company and its segments. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP amounts have been reconciled with reported GAAP results in Tables 5, 6 and 7 of the financial statements provided with this news release.

About Ashland
Ashland Inc. (NYSE: ASH) is a global leader in providing specialty chemical solutions to customers in a wide range of consumer and industrial markets, including architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. Through our three commercial units – Ashland Specialty Ingredients, Ashland Performance Materials and Valvoline – we use good chemistry to make great things happen for customers in more than 100 countries. Visit ashland.com to learn more.

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C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,”  “is likely,” “predicts,” “projects,” “may,” “will,” “should” and “intends” and the negative of these words or other comparable terminology. In addition, Ashland may from time to time make forward-looking statements in its Annual Report to Shareholders, quarterly reports and other filings with the Securities and Exchange Commission (SEC), news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the impact of acquisitions and/or divestitures Ashland has made or may make (including the possibility that Ashland may not realize the anticipated benefits from such transactions); the global restructuring program (including the possibility that Ashland may not achieve the anticipated revenue and earnings growth, cost reductions, and other expected benefits from the program), Ashland’s ability to generate sufficient cash to finance its stock repurchase plans, severe weather, natural disasters, and legal proceedings and claims (including environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are contained in “Use of estimates, risks and uncertainties” in Note A of Notes to Consolidated Financial Statements and in Item 1A in its most recent Form 10-K filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise.

(1) Preliminary Results
Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC.

SM Service mark, Ashland or its subsidiaries, registered in various countries
™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:
Jason Thompson
+1 (859) 815-3527
jlthompson@ashland.com

Media Relations:
Gary Rhodes
+1 (859) 815-3047
glrhodes@ashland.com

Ashland Inc. and Consolidated Subsidiaries		Table 1
STATEMENTS OF CONSOLIDATED INCOME
(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2014	2013

Sales	$1,391	$1,432
Cost of sales	982	1,048
GROSS PROFIT	409	384
Selling, general and administrative expense	226	235
Research and development expense	25	27
Equity and other income	11	21
OPERATING INCOME	169	143
Net interest and other financing expense	41	42
Net gain (loss) on divestitures	(85)	5
INCOME FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	43	106
Income tax expense	3	18
INCOME FROM CONTINUING OPERATIONS	40	88
Income (loss) from discontinued operations (net of taxes) (a)	(8)	22

NET INCOME	$32	$110

DILUTED EARNINGS PER SHARE
Income from continuing operations	$0.57	$1.12
Income (loss) from discontinued operations	(0.11)	0.28
Net income	$0.46	$1.40

AVERAGE COMMON SHARES AND ASSUMED CONVERSIONS	70	78

SALES
Specialty Ingredients	$561	$581
Performance Materials	338	365
Valvoline	492	486
	$1,391	$1,432

OPERATING INCOME
Specialty Ingredients	$60	$51
Performance Materials	25	14
Valvoline	83	75
Unallocated and other (a)	1	3
	$169	$143

(a)
The discontinued operations caption for the prior period includes the direct results of the Water Technologies business. Due to its sale, the direct results of the business have been presented as discontinued operations for the prior period presented in accordance with U.S. GAAP. Certain costs previously charged to the Water Technologies business have been included in Unallocated and other in the prior period as the costs relate to indirect corporate cost resources previously charged to this business.

Ashland Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	December 31	September 30
	2014	2014
ASSETS
Current assets
Cash and cash equivalents	$1,256	$1,393
Accounts receivable	1,032	1,202
Inventories	746	765
Deferred income taxes	118	118
Other assets	89	83
Total current assets	3,241	3,561

Noncurrent assets
Property, plant and equipment
Cost	4,118	4,275
Accumulated depreciation	1,865	1,861
Net property, plant and equipment	2,253	2,414

Goodwill	2,586	2,643
Intangibles	1,254	1,309
Asbestos insurance receivable	423	433
Equity and other unconsolidated investments	81	81
Other assets	511	510
Total noncurrent assets	7,108	7,390

Total assets	$10,349	$10,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short-term debt	$323	$329
Current portion of long-term debt	9	9
Trade and other payables	529	674
Accrued expenses and other liabilities	513	675
Total current liabilities	1,374	1,687

Noncurrent liabilities
Long-term debt	2,943	2,942
Employee benefit obligations	1,449	1,468
Asbestos litigation reserve	690	701
Deferred income taxes	95	110
Other liabilities	473	460
Total noncurrent liabilities	5,650	5,681

Stockholders’ equity	3,325	3,583

Total liabilities and stockholders' equity	$10,349	$10,951

Ashland Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended
	December 31
	2014	2013
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS
Net income	$32	$110
Loss (income) from discontinued operations (net of taxes)	8	(22)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	85	88
Debt issuance cost amortization	4	3
Deferred income taxes	(10)	(3)
Equity income from affiliates	(4)	(6)
Distributions from equity affiliates	3	6
Stock based compensation expense	7	8
Net loss (gain) on divestitures	85	(5)
Change in operating assets and liabilities (a)	(160)	(161)
Total cash provided by operating activities from continuing operations	50	18

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(43)	(45)
Proceeds from disposal of property, plant and equipment	1	1
Proceeds from sale of operations or equity investments	106	4
Total cash provided (used) by investing activities from continuing operations	64	(40)

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS
Repayment of long-term debt	-	(12)
Proceeds (repayment) from short-term debt	(6)	6
Repurchase of common stock	(127)	-
Cash dividends paid	(24)	(26)
Excess tax benefits related to share-based payments	2	3
Total cash used by financing activities from continuing operations	(155)	(29)
CASH USED BY CONTINUING OPERATIONS	(41)	(51)
Cash provided (used) by discontinued operations
Operating cash flows	(84)	7
Investing cash flows	(2)	(6)
Effect of currency exchange rate changes on cash and
cash equivalents	(10)	(1)
DECREASE IN CASH AND CASH EQUIVALENTS	(137)	(51)
Cash and cash equivalents - beginning of period	1,393	346
CASH AND CASH EQUIVALENTS - END OF PERIOD	$1,256	$295

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$59	$60
Performance Materials	17	19
Valvoline	9	8
Unallocated and other	-	1
	$85	$88
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$23	$29
Performance Materials	6	7
Valvoline	10	6
Unallocated and other	4	3
	$43	$45

(a) Excludes changes resulting from operations acquired or sold.

Ashland Inc. and Consolidated Subsidiaries		Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2014	2013
SPECIALTY INGREDIENTS
Sales per shipping day	$9.1	$9.4
Metric tons sold (thousands)	79.9	81.7
Gross profit as a percent of sales (a)	32.7%	30.9%
PERFORMANCE MATERIALS
Sales per shipping day	$5.4	$5.9
Metric tons sold (thousands)	129.5	137.9
Gross profit as a percent of sales (a)	17.3%	13.4%
VALVOLINE
Lubricant sales (gallons)	38.9	38.6
Premium lubricants (percent of U.S. branded volumes)	38.4%	35.8%
Gross profit as a percent of sales (a)	33.3%	31.2%

(a)	Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Inc. and Consolidated Subsidiaries					Table 5
RECONCILIATION OF NON-GAAP DATA - INCOME (LOSS) FROM CONTINUING OPERATIONS
(In millions - preliminary and unaudited)

	Three Months Ended December 31, 2014
	Specialty	Performance		Unallocated
	Ingredients	Materials	Valvoline	& Other	Total
OPERATING INCOME (LOSS)
Restructuring	$-	$-	$-	$(1)	$(1)
Award modification	-	-	-	(7)	(7)
All other operating income	60	25	83	9	177
Operating income	60	25	83	1	169

NET INTEREST AND OTHER FINANCING EXPENSE				41	41

NET LOSS ON DIVESTITURES
Loss on sale of Elastomers				(85)	(85)

INCOME TAX EXPENSE (BENEFIT)
Key items				(31)	(31)
All other income tax expense				34	34
				3	3
INCOME (LOSS) FROM CONTINUING OPERATIONS	$60	$25	$83	$(128)	$40

	Three Months Ended December 31, 2013
	Specialty	Performance		Unallocated
	Ingredients	Materials	Valvoline	& Other	Total

OPERATING INCOME	$51	$14	$75	$3	$143

NET INTEREST AND OTHER FINANCING EXPENSE				42	42

NET GAIN ON DIVESTITURES				5	5

INCOME TAX EXPENSE				18	18

INCOME (LOSS) FROM CONTINUING OPERATIONS	$51	$14	$75	$(52)	$88

Ashland Inc. and Consolidated Subsidiaries		Table 6
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)

	Three months ended
	December 31
Free cash flow (a)	2014	2013
Total cash flows provided by operating activities
from continuing operations	$50	$18
Adjustments:
Additions to property, plant and equipment	(43)	(45)
Free cash flows	$7	$(27)

(a)	Free cash flow is defined as cash flows provided by operating activities less additions to property, plant and equipment and other items Ashland has deemed non operational (if applicable).

Ashland Inc. and Consolidated Subsidiaries		Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	December 31
Adjusted EBITDA - Ashland Inc.	2014	2013
Net income	$32	$110
Income tax expense	3	18
Net interest and other financing expense	41	42
Depreciation and amortization	85	88
EBITDA	161	258
Loss (income) from discontinued operations (net of taxes)	8	(22)
Net loss on divestiture	85	-
Operating key items (see Table 5)	8	-
Adjusted EBITDA	$262	$236

Adjusted EBITDA - Specialty Ingredients
Operating income	$60	$51
Add:
Depreciation and amortization	59	60
Key items (see Table 5)	-	-
Adjusted EBITDA	$119	$111

Adjusted EBITDA - Performance Materials
Operating income	$25	$14
Add:
Depreciation and amortization	17	19
Key items (see Table 5)	-	-
Adjusted EBITDA	$42	$33

Adjusted EBITDA - Valvoline
Operating income	$83	$75
Add:
Depreciation and amortization	9	8
Key items (see Table 5)	-	-
Adjusted EBITDA	$92	$83